Exhibit 99.1

Atlas Energy Solutions Announces Third Quarter 2026 Results

Austin, TX – November 2, 2026 – Atlas Energy Solutions Inc. (NYSE: AESI) (“Atlas” or the “Company”) today reported financial and operating results for the third quarter ended September 30, 2026.

Third Quarter 2026 Highlights

•
Total revenue of $267.8 million, net loss of $45.1 million and Adjusted EBITDA of $30.3 million
•
Net cash generated from operating activities of $23.4 million and Adjusted Free Cash Flow of $25.3 million
•
Announced two Cost Reimbursement Agreements ("CRA") with a leading frontier AI lab supporting balance-of-plant equipment and an incremental 283 megawatts ("MW") to enable two significant data center projects
•
Completed $424 million Senior Secured Bridge Facility provided by Goldman Sachs and Barclays subsequent to quarter end
•
Positioned to enter 2027 with more than 23 million allocated tons

Financial Summary

	Three Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	September 30, 2025
	(unaudited, in thousands, except percentages)
Revenue	$267,778	$293,178	$265,583	$259,613
Net loss	$(45,115)	$(25,096)	$(47,264)	$(23,721)
Net loss Margin	(17%)	(9%)	(18%)	(9%)
Adjusted EBITDA (1)	$30,317	$50,848	$31,059	$41,588
Adjusted EBITDA Margin (1)	11%	17%	12%	16%
Net cash provided by (used in) operating activities	$23,406	$(553)	$18,996	$32,447
Adjusted Free Cash Flow (1)	$25,337	$38,265	$7,748	$23,386
Adjusted Free Cash Flow Margin (1)	9%	13%	3%	9%
(1)
Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow, and Adjusted Free Cash Flow Margin are non-GAAP financials measures. See Non-GAAP Financial Measures for a discussion of these measures and a reconciliation of these measures to our most directly comparable financial measures calculated and presented in accordance with GAAP.

John Turner, President & CEO, commented, “During the third quarter, we took significant steps in our methodical approach to building out our behind-the-meter power business. Our plan is simple: secure the equipment, sign the contracts, lock in long-term financing, and deliver. Our CRAs with a leading frontier AI lab and our new $424 million bridge facility have significantly reduced the near-term financing and supply chain risk on the equipment for two significant data center projects we are currently negotiating. Our first behind-the-meter project in Socorro, Texas, remains on track to come online at the end of the first quarter of next year, and it shows what Atlas does best: build quickly, operate reliably, and deploy power where it’s needed.

In our sand business, we made a deliberate choice during the quarter to hold the line on pricing rather than chase uneconomic bids. As expected, that reduced our third quarter sales volumes. Our commercial team has since backfilled those volumes for the fourth quarter and, with line of sight to more than 23 million allocated tons for 2027, we expect sequential improvement across all of our business lines during the fourth quarter.”

Third Quarter 2026 Financial Results

Third quarter 2026 revenue was approximately $267.8 million, comprised of product revenue of $97.9 million, service revenue of $140.8 million and power rental revenue of $29.1 million. Total proppant sales volume during the quarter were 5.4 million tons. Our average sales price for proppant for the third quarter was approximately $16.93 per ton. Included in our product revenue during the period is roughly $3.5 million of power equipment sales and $2.8 million of logistics related sales.

Third quarter costs of sales (excluding DD&A) were $215.5 million, consisting of $72.1 million in proppant plant and logistics operating costs, $2.1 million from power equipment costs, $128.7 million of service costs, $8.8 million in rental costs, and $3.8 million in royalties. Within our logistics operating costs, we also recognized $1.4 million during the quarter tied to the cessation of operations in a particular region.

Selling, general and administrative expenses for the third quarter of 2026 were $38.8 million.

Net loss for the third quarter of 2026 was $45.1 million, and Adjusted EBITDA for the third quarter of 2026 was $30.3 million.

Liquidity, Capital Expenditures and Other

As of September 30, 2026, the Company’s total liquidity was $116.7 million, which was comprised of $22.3 million in cash and cash equivalents, and $94.4 million of availability under the Company’s 2023 ABL Credit Facility.

Subsequent to quarter end, the Company entered into a $424.0 million senior secured bridge facility and as of October 23, 2026, the Company’s estimated total liquidity was $499.4 million, which was comprised of $152.2 million of cash and cash equivalents, $252.8 million of availability under the bridge facility that is designated for certain purchase obligations and $94.4 million of availability under the Company’s 2023 ABL Credit Facility.

Future Guidance

The Company is providing financial guidance for the fourth quarter of 2026. Guidance is based on current outlook and plans and is subject to a number of known and unknown uncertainties and risks and constitutes a “forward-looking statement” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") as further described under the Cautionary Statement below. Actual results may differ materially from the guidance set forth below.

Looking ahead to the fourth quarter, we expect sequential improvement in every segment of our business. For the fourth quarter, we currently expect Adjusted EBITDA in the range of $40 million to $50 million.

Conference Call Information

The Company will host a conference call to discuss financial and operational results on November 3, 2026 at 9:00am Central Time (10:00am Eastern Time). Individuals wishing to participate in the conference call should dial (877) 407-4133. A live webcast will be available at https://ir.atlas.energy/. Please access the webcast or dial in for the call at least 10 minutes ahead of the start time to ensure a proper connection. An archived version of the conference call will be available on the Company’s website shortly after the conclusion of the call.

About Atlas Energy Solutions

Atlas Energy Solutions Inc. (NYSE: AESI) is a leading energy solutions provider, unlocking energy that powers the world’s critical infrastructure. For companies requiring power where grid utilities are unavailable, Atlas can help customers overcome the schedule and capital expense barriers that hinder project and operational success. For oil & gas producers, Atlas helps companies overcome disruptive operational and technical challenges to maximize oilfield completions and operations. From large scale private grid power systems to the world’s most advanced frac sand delivery networks, Atlas delivers the engineering, technology and turnkey project execution expertise that turns energy constraints into advantages.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Statements that are predictive or prospective in nature, that depend upon or refer to future events or conditions or that include the words “may,” “assume,” “forecast,” “position,” “strategy,” “potential,” “continue,” “could,” “will,” “plan,” “project,” “budget,” “predict,” “pursue,” “target,” “seek,” “objective,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. Examples of forward-looking statements include, but are not limited to statements regarding: expectations regarding the leverage profile, including our convertible notes, and expectations of Atlas, our Cost Reimbursement Agreements, our plans and expectations regarding our stock repurchase program; expected expansion and growth opportunities in Atlas’s power business, including our ability to enter into contracts for and execute on long-term power generation for potential data center projects, our ability to enter into long-term financing at acceptable terms or at all, our business strategy, industry, future operations and profitability, expected capital expenditures and the impact of such expenditures on our performance, statements about our financial position, production, revenues and losses, our capital programs, management changes, current and potential future long-term contracts and our future business and financial performance.

Although forward-looking statements reflect our good faith beliefs at the time they are made, we caution you that these forward-looking statements are subject to a number of risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include but are not limited to: limitations on our financial flexibility due to our existing and any future indebtedness; our ability to successfully execute our share repurchase program or implement future share repurchase programs; higher than expected costs to operate our proppant production and processing facilities or the Dune Express; the amount of proppant we are able to produce, which could be adversely affected by, among other things, operating difficulties and unusual or unfavorable geologic conditions; the volume of proppant we are able to sell and our ability to enter into supply contracts for our proppant on acceptable terms; the prices we are able to charge, and the margins we are able to realize, from our sales of proppant, logistics services, or mobile power generation; hazards customary to the operation of power generation facilities, including transporting, storing and handling fuel, operating industrial, electrical and other equipment, and connecting to high voltage transmission and distribution systems; the demand for and price of proppant and power generation, particularly in the Permian Basin; the success of our electric dredging transition efforts; fluctuations in the demand for certain grades of proppant; the domestic and foreign supply of and demand for oil and natural gas; the effects of actions by, or disputes among or between, members of OPEC+ with respect to production levels or other matters related to the prices of oil and natural gas; changes in the price and availability of natural gas, diesel fuel or electricity that we use as fuel sources for our proppant production facilities and related equipment; development of alternative power generation technologies or changes in the availability of grid power that would reduce the need for mobile power supply, particularly in the Permian Basin; our ability to participate in and execute on opportunities in the private grid power market; the continued growth of demand in the private grid power market, customer concentration, the potential for future consolidation amongst current or potential customers and the possibility that customers may not continue to outsource their power system needs, which could affect demand for our products and services, especially in the power generation industry; the availability of capital and our liquidity; the level of competition from other companies; pending legal or environmental matters; changes in laws and regulations (or the interpretation thereof) or increased public scrutiny related to the proppant production and oil and natural gas industries, silica dust exposure or the environment; facility shutdowns in response to environmental regulatory actions; technical difficulties or failures; liability or operational disruptions due to pit-wall or pond failure, environmental hazards, fires, explosions, chemical mishandling or other industrial accidents; unanticipated ground, grade or water conditions; inability to obtain government approvals or acquire or maintain necessary permits or mining, access or water rights; changes in the price and availability of transportation services; inability of our customers to take delivery; difficulty collecting on accounts receivable; the level of completion activity in the oil and natural gas industry; inability to obtain necessary proppant production or power generation equipment or replacement parts; the amount of water available for processing proppant; any planned or future expansion projects or capital expenditures; our ability to finance equipment, working capital and capital expenditures; inability to successfully grow organically, including through future land acquisitions; inaccuracies in estimates of volumes and qualities of our frac sand reserves; failure to meet our minimum delivery requirements under our supply agreements; material nonpayment or nonperformance by any of our significant customers; development of either effective alternative proppants or new processes that replace hydraulic fracturing; our ability to borrow funds and access the capital markets; our ability to comply with covenants contained in our debt instruments; the potential deterioration of our customers’ financial condition, including defaults resulting from actual or potential insolvencies; changes in tariffs, trade barriers, price and exchange controls and other regulatory requirements, including such changes that may be implemented by U.S. and foreign governments; volatility in political, legal and regulatory environments; changes in global political or economic conditions, including sustained inflation as well as financial market instability or disruptions to the banking system due to bank failures, both generally and in the markets we serve; the impact of geopolitical developments and tensions, war and uncertainty in oil-producing countries (including the invasion of Ukraine by Russia, the ongoing conflict involving Iran and disruptions to shipping through the Strait of Hormuz, continued instability in the Middle East, the recent events in Venezuela and any related political or economic responses and counter-responses or otherwise by various global actors or the general effect on the global economy); health epidemics, such as the COVID-19 pandemic, natural disasters or inclement or hazardous weather conditions, including but not limited to cold weather, droughts, flooding, tornadoes and the physical impacts of climate change; physical, electronic and cybersecurity breaches; the effects of litigation; plans, objectives, expectations and intentions described in this press release that are not historical; and other factors discussed or referenced in our filings made from time to time with the U.S. Securities and Exchange Commission (“SEC”), including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K, filed with the SEC on February 24, 2026 and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Contact

Kyle Turlington

5918 W Courtyard Drive, Suite #500
Austin, Texas 78730
United States
T: 512-220-1200
IR@atlas.energy

Atlas Energy Solutions Inc.

Condensed Consolidated Statements of Income

(unaudited, in thousands, except per share data)

	Three Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	September 30, 2025

Product revenue	$97,912	$103,538	$108,940	$107,526
Service revenue	140,795	162,670	139,113	135,643
Rental revenue	29,071	26,970	17,530	16,444
Total revenue	267,778	293,178	265,583	259,613
Cost of sales (excluding depreciation, depletion and accretion expense)	215,508	221,297	214,025	195,230
Depreciation, depletion and accretion expense	47,054	46,026	45,226	40,619
Gross profit	5,216	25,855	6,332	23,764
Selling, general and administrative expense (including stock-based compensation expense of $8,751, $8,683, $8,442, and $9,344, respectively)	38,772	39,411	35,746	36,322
Credit loss expense	—	—	17	97
Amortization expense of acquired intangible assets	6,440	6,441	6,371	5,883
Litigation settlement expense, net	—	2,550	—	—
Insurance recovery (gain)	—	—	(3,326)	—
Operating loss	(39,996)	(22,547)	(32,476)	(18,538)
Interest (expense), net	(16,927)	(16,240)	(15,784)	(15,010)
Loss on early payoff of lease financing	—	(6,783)	—	—
Other income (expense), net	1,153	41	486	(3)
Loss before income taxes	(55,770)	(45,529)	(47,774)	(33,551)
Income tax benefit	(10,655)	(20,433)	(510)	(9,830)
Net loss	$(45,115)	$(25,096)	$(47,264)	$(23,721)

Net loss per common share
Basic	$(0.36)	$(0.20)	$(0.38)	$(0.19)
Diluted	$(0.36)	$(0.20)	$(0.38)	$(0.19)
Weighted average common shares outstanding
Basic	125,006	124,938	124,626	123,737
Diluted	125,006	124,938	124,626	123,737

Atlas Energy Solutions Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Three Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	September 30, 2025

Operating activities:
Net loss	$(45,115)	$(25,096)	$(47,264)	$(23,721)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, depletion and accretion expense	49,114	48,088	46,883	42,048
Amortization expense of acquired intangible assets	6,440	6,441	6,371	5,883
Amortization of debt discount	1,562	1,457	1,057	1,423
Amortization of deferred financing costs	986	1,799	97	98
Stock-based compensation	8,751	8,683	8,442	9,344
Gain on sales of power equipment	(1,440)	(923)	(1,284)	—
Loss on early payoff of lease financing	—	6,783	—	—
Deferred income tax	(10,670)	(15,816)	(5,127)	(9,207)
Credit loss expense	—	—	17	97
Other	666	1,050	(51)	126
Changes in operating assets and liabilities:	13,112	(33,019)	9,855	6,356
Net cash provided by (used in) operating activities	23,406	(553)	18,996	32,447

Investing activities:
Purchases of property, plant and equipment	(184,664)	(153,830)	(29,275)	(33,806)
Proceeds from sales of power equipment	3,528	2,310	3,336	—
Proceeds from insurance recovery	—	—	3,326	—
Acquisition, net of cash acquired	—	—	—	(22,658)
Net cash used in investing activities	(181,136)	(151,520)	(22,613)	(56,464)

Financing Activities:
Proceeds from issuance of convertible senior notes	—	436,500	—	—
Purchase of capped calls related to convertible senior notes	—	(49,725)	—	—
Proceeds from ABL credit facility	30,000	—	25,000	25,000
Principal payments on term loan borrowings	(5,221)	(6,853)	(5,190)	(4,725)
Payment on Deferred Cash Consideration Note	—	—	(11,085)	—
Payment on ABL credit facility	—	(75,000)	—	—
Payments under finance leases	(3,415)	(2,814)	(2,134)	(941)
Repayment of equipment finance notes	(9,494)	(14,870)	(2,599)	(1,607)
Issuance costs associated with debt financing	(7)	(1,068)	—	—
Premium on early payoff of lease financing	—	(4,887)	—	—
Taxes withheld on vesting equity awards	(27)	(774)	(1,227)	(230)
Dividends	—	—	—	(30,940)
Net cash provided by (used in) financing activities	11,836	280,509	2,765	(13,443)
Net increase (decrease) in cash and cash equivalents	(145,894)	128,436	(852)	(37,460)
Cash and cash equivalents, beginning of period	168,216	39,780	40,632	78,809
Cash and cash equivalents, end of period	$22,322	$168,216	$39,780	$41,349

Atlas Energy Solutions Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	As of	As of
	September 30, 2026	December 31, 2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$22,322	$40,632
Accounts receivable, including related parties, net	214,082	180,783
Inventories, prepaid expenses and other current assets	92,659	86,099
Total current assets	329,063	307,514
Property, plant and equipment, net	1,563,410	1,540,813
Right-of-use assets	90,834	43,783
Goodwill	152,903	152,903
Intangible assets	162,861	182,238
Other long-term assets	246,076	1,177
Total assets	$2,545,147	$2,228,428
Liabilities and stockholders' equity
Current liabilities:
Accounts payable, including related parties	99,001	69,203
Accrued liabilities and other current liabilities	125,283	101,180
Current portion of long-term debt	44,743	40,681
Total current liabilities	269,027	211,064
Long-term debt, net of discount and deferred financing costs	940,769	538,240
Deferred tax liabilities	179,255	221,622
Other long-term liabilities	79,528	48,578
Total liabilities	1,468,579	1,019,504
Total stockholders' equity	1,076,568	1,208,924
Total liabilities and stockholders’ equity	$2,545,147	$2,228,428

Non-GAAP Financial Measures

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow, Adjusted Free Cash Flow Margin, Adjusted Free Cash Flow Conversion, Maintenance Capital Expenditures Adjusted Cash SG&A, Adjusted Gross Profit and Adjusted Gross Margin are non-GAAP supplemental financial measures used by our management and by external users of our financial statements such as investors, research analysts and others, in the case of Adjusted EBITDA, to assess our consolidated operating performance on a consistent basis across periods by removing the effects of development activities, provide views on capital resources available to organically fund growth projects and, in the case of Adjusted Free Cash Flow, assess the financial performance of our assets and their ability to sustain dividends or reinvest to organically fund growth projects over the long term without regard to financing methods, capital structure, or historical cost basis.

These measures do not represent and should not be considered alternatives to, or more meaningful than, net income, income from operations, net cash provided by operating activities or any other measure of financial performance presented in accordance with GAAP as measures of our financial performance. Adjusted EBITDA and Adjusted Free Cash Flow have important limitations as analytical tools because they exclude some but not all items that affect net income, the most directly comparable GAAP financial measure. Our computation of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow, Adjusted Free Cash Flow Margin, Adjusted Free Cash Flow Conversion, Maintenance Capital Expenditures, Adjusted Cash SG&A, Adjusted Gross Profit, and Adjusted Gross Margin may differ from computations of similarly titled measures of other companies.

Non-GAAP Measure Definitions:

•
We define Adjusted EBITDA as net income before depreciation, depletion and accretion, amortization expense of acquired intangible assets, interest expense, income tax expense, stock and unit-based compensation, loss on extinguishment of debt, loss on disposal of assets, insurance recovery (gain), litigation-related costs, net, unrealized commodity derivative gain (loss), other acquisition related costs, and other non-recurring costs. Management believes Adjusted EBITDA is useful because it allows management to more effectively evaluate the Company’s consolidated operating performance and compare the results of its operations from period to period and against our peers without regard to financing method or capital structure. We exclude the items listed above from net income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Certain prior period litigation-related costs, net and certain non-recurring costs are now included as an add-back to Adjusted EBITDA in order to conform to the current period presentation and to more accurately describe the Company’s consolidated operating performance and results period-over-period.
•
We define Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenue.
•
We define Adjusted Free Cash Flow as Adjusted EBITDA less Maintenance Capital Expenditures. Management believes that Adjusted Free Cash Flow is useful to investors as it provides a measure of the ability of our business to generate cash.
•
We define Adjusted Free Cash Flow Margin as Adjusted Free Cash Flow divided by total revenue.
•
We define Adjusted Free Cash Flow Conversion as Adjusted Free Cash Flow divided by Adjusted EBITDA.
•
We define Maintenance Capital Expenditures as capital expenditures excluding growth capital expenditures, reconstruction of previously incurred growth capital expenditures, equipment assets acquired through debt, and asset retirement obligations. Certain prior period capital expenditures were reclassified to conform to the current period presentation and to more accurately describe the Company’s consolidated operating performance and results period-over-period.
•
We define Adjusted Cash SG&A as selling, general and administrative expenses (“SG&A”) less stock-based compensation, depreciation in SG&A, non-recurring transaction expenses, and certain litigation expenses and insurance proceeds in SG&A.

•
We define Adjusted Gross Profit as gross profit (loss) plus depreciation, depletion and accretion expense.
•
We define Adjusted Gross Margin as Adjusted Gross Profit divided by total revenue.

Atlas Energy Solutions Inc. – Supplemental Information

Reconciliation of Adjusted EBITDA and Adjusted Free Cash Flow to Net Loss

(unaudited, in thousands)

	Three Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	September 30, 2025
Net loss	$(45,115)	$(25,096)	$(47,264)	$(23,721)
Depreciation, depletion and accretion expense	49,114	48,088	46,883	42,048
Amortization expense of acquired intangible assets	6,440	6,441	6,371	5,883
Interest expense	17,583	18,103	15,914	15,155
Income tax benefit	(10,655)	(20,433)	(510)	(9,830)
EBITDA	$17,367	$27,103	$21,394	$29,535
Stock-based compensation	8,751	8,683	8,442	9,344
Insurance recovery (gain) (1)	—	—	(3,326)	—
Litigation-related costs, net (2)	761	7,130	1,692	1,402
Other non-recurring costs (3)	3,427	7,892	2,715	638
Other acquisition related costs (4)	11	40	142	669
Adjusted EBITDA	$30,317	$50,848	$31,059	$41,588
Maintenance Capital Expenditures (5)	$4,980	$12,583	$23,311	$18,202
Adjusted Free Cash Flow	$25,337	$38,265	$7,748	$23,386

Atlas Energy Solutions Inc. – Supplemental Information

Reconciliation of Adjusted Free Cash Flow to Net Cash Provided by Operating Activities

(unaudited, in thousands, except percentages)

	Three Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	September 30, 2025
Net cash provided by (used in) operating activities	$23,406	$(553)	$18,996	$32,447
Current income tax expense (benefit) (5)	15	(4,617)	4,617	(623)
Change in operating assets and liabilities	(13,112)	33,019	(9,855)	(6,356)
Cash interest expense (5)	15,035	14,847	14,760	13,634
Maintenance capital expenditures (5)	(4,980)	(12,583)	(23,311)	(18,202)
Gain on sales of power equipment	1,440	923	1,284	—
Credit loss expense	—	—	(17)	(97)
Loss on early payoff of lease financing	—	(6,783)	—	—
Litigation-related costs, net (2)	761	7,130	1,692	1,402
Other non-recurring costs (3)	3,427	7,892	2,715	638
Other acquisition related costs (4)	11	40	142	669
Insurance recovery (gain) (1)	—	—	(3,326)	—
Other	(666)	(1,050)	51	(126)
Adjusted Free Cash Flow	$25,337	$38,265	$7,748	$23,386
Adjusted EBITDA Margin	11%	17%	12%	16%
Adjusted Free Cash Flow Margin	9%	13%	3%	9%
Adjusted Free Cash Flow Conversion	84%	75%	25%	56%
(1)
Represents insurance recovery (gain) related to the dredge mining assets at the Kermit facility.
(2)
Represents litigation-related costs that are unrelated to our core ongoing business operations, including external legal fees and probable settlement fees, net of insurance.
(3)
Other non-recurring costs includes loss on early payoff of lease financing, legal fees related to the Company's potential reincorporation from Delaware to Texas, legal and consulting fees related to significant customer negotiations, credit loss expense due to a dispute with a counterparty, and other infrequent and unusual costs which include Northeast logistic shutdown cost of $1.4 million for the three months ended September 30, 2026.
(4)
Represents transactions costs incurred in connection with acquisitions, including fees paid to finance, legal, accounting and other advisors, employee retention and benefit costs, and other operational and corporate costs.
(5)
A reconciliation of these items used to calculate Adjusted Free Cash Flow to comparable GAAP measures is included below.

Atlas Energy Solutions Inc. – Supplemental Information

Reconciliation of Maintenance Capital Expenditures to Purchase of Property, Plant and Equipment

(unaudited, in thousands)

	Three Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	September 30, 2025
Maintenance Capital Expenditures, accrual basis reconciliation:
Purchases of property, plant and equipment	$184,664	$153,830	$29,275	$33,806
Changes in operating assets and liabilities associated with investing activities, equipment assets acquired through debt, and asset retirement obligations (1)	3,857	(3,851)	37,801	4,601
Less: Equipment assets acquired through debt and asset retirement obligations	(1,654)	(3,821)	(35,470)	(7,955)
Less: Growth capital expenditures and reconstruction of previously incurred growth capital expenditures	(181,887)	(133,575)	(8,295)	(12,250)
Maintenance Capital Expenditures, accrual basis	$4,980	$12,583	$23,311	$18,202

(1)
Positive working capital changes reflect capital expenditures in the current period that will be paid in a future period. Negative working capital changes reflect capital expenditures incurred in a prior period but paid during the period presented. In addition, this amount includes equipment assets acquired through debt and asset retirement obligations.

Atlas Energy Solutions Inc. – Supplemental Information

Reconciliation of Current Income Tax Expense to Income Tax Expense

(unaudited, in thousands)

	Three Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	September 30, 2025
Current tax expense reconciliation:
Income tax benefit	$(10,655)	$(20,433)	$(510)	$(9,830)
Less: deferred tax expense	10,670	15,816	5,127	9,207
Current income tax expense (benefit)	$15	$(4,617)	$4,617	$(623)

Atlas Energy Solutions Inc. – Supplemental Information

Cash Interest Expense to Interest Expense, Net

(unaudited, in thousands)

	Three Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	September 30, 2025
Cash interest expense reconciliation:
Interest expense, net	$16,927	$16,240	$15,784	$15,010
Less: Amortization of debt discount	(1,562)	(1,457)	(1,057)	(1,423)
Less: Amortization of deferred financing costs	(986)	(1,799)	(97)	(98)
Less: Interest income	656	1,863	130	145
Cash interest expense	$15,035	$14,847	$14,760	$13,634

Atlas Energy Solutions Inc. – Supplemental Information

SG&A to Adjusted Cash SG&A

(unaudited, in thousands)

	Three Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	September 30, 2025
Selling, general and administrative expense	$38,772	$39,411	$35,746	$36,322
Less: Stock-based compensation expense	8,751	8,683	8,442	9,344
Less: Depreciation expense recognized in SG&A	2,058	2,066	1,656	1,429
Less: Non-recurring transaction expenses (1)	2,037	1,149	2,857	1,307
Less: Litigation expenses and insurance proceeds recognized in SG&A	761	4,580	594	1,402
Adjusted Cash SG&A	$25,165	$22,933	$22,197	$22,840

(1) Represents other non-recurring costs and other acquisition related costs recorded in SG&A.

Atlas Energy Solutions Inc. – Supplemental Information

Adjusted Gross Profit & Margin

(unaudited, in thousands)

	Three Months Ended September 30, 2026
	Sand & Logistics	Power	Total
Product revenue	$94,384	$3,528	$97,912
Service revenue	140,795	—	140,795
Rental revenue	—	29,071	29,071
Total revenue	235,179	32,599	267,778
Product Cost of sales (excluding depreciation, depletion and accretion expense)	75,920	2,088	78,008
Service Cost of Sales (excluding depreciation, depletion and accretion expense)	128,686	—	128,686
Rental Cost of Sales (excluding depreciation, depletion and accretion expense)	—	8,814	8,814
Depreciation, depletion and accretion expense	40,682	6,372	47,054
Gross profit (loss)	$(10,109)	$15,325	$5,216
Gross margin	(4%)	47%	2%
Depreciation, depletion and accretion expense	40,682	6,372	47,054
Adjusted Gross Profit	$30,573	$21,697	$52,270
Adjusted Gross Margin	13%	67%	20%

	Three Months Ended June 30, 2026
	Sand & Logistics	Power	Total
Product revenue	$101,228	$2,310	$103,538
Service revenue	162,670	—	162,670
Rental revenue	—	26,970	26,970
Total revenue	263,898	29,280	293,178
Product Cost of sales (excluding depreciation, depletion and accretion expense)	70,382	1,387	71,769
Service Cost of Sales (excluding depreciation, depletion and accretion expense)	140,703	—	140,703
Rental Cost of Sales (excluding depreciation, depletion and accretion expense)	—	8,825	8,825
Depreciation, depletion and accretion expense	40,169	5,857	46,026
Gross profit (loss)	$12,644	$13,211	$25,855
Gross margin	5%	45%	9%
Depreciation, depletion and accretion expense	40,169	5,857	46,026
Adjusted Gross Profit	$52,813	$19,068	$71,881
Adjusted Gross Margin	20%	65%	25%

	Three Months Ended March 31, 2026
	Sand & Logistics	Power	Total
Product revenue	$105,604	$3,336	$108,940
Service revenue	139,113	—	139,113
Rental revenue	—	17,530	17,530
Total revenue	244,717	20,866	265,583
Product Cost of sales (excluding depreciation, depletion and accretion expense)	79,019	2,052	81,071
Service Cost of Sales (excluding depreciation, depletion and accretion expense)	127,033	—	127,033
Rental Cost of Sales (excluding depreciation, depletion and accretion expense)	—	5,921	5,921
Depreciation, depletion and accretion expense	40,078	5,148	45,226
Gross profit (loss)	$(1,413)	$7,745	$6,332
Gross margin	(1%)	37%	2%
Depreciation, depletion and accretion expense	40,078	5,148	45,226
Adjusted Gross Profit	$38,665	$12,893	$51,558
Adjusted Gross Margin	16%	62%	19%

	Three Months Ended September 30, 2025
	Sand & Logistics	Power	Total
Product revenue	$106,839	$687	$107,526
Service revenue	135,643	—	135,643
Rental revenue	—	16,444	16,444
Total revenue	242,482	17,131	259,613
Product Cost of sales (excluding depreciation, depletion and accretion expense)	70,989	334	71,323
Service Cost of Sales (excluding depreciation, depletion and accretion expense)	117,769	—	117,769
Rental Cost of Sales (excluding depreciation, depletion and accretion expense)	—	6,138	6,138
Depreciation, depletion and accretion expense	37,974	2,645	40,619
Gross profit (loss)	$15,750	$8,014	$23,764
Gross margin	6%	47%	9%
Depreciation, depletion and accretion expense	37,974	2,645	40,619
Adjusted Gross Profit	$53,724	$10,659	$64,383
Adjusted Gross Margin	22%	62%	25%